Exhibit 2.1

THE SECURITIES TO WHICH THIS AGREEMENT AND PLAN OF MERGER RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made effective as of the 7th of August, 2009

AMONG:

GENESIS CAPITAL CORPORATION OF NEVADA, a publicly held Nevada corporation

(“GENESIS”)

AND:

GENESIS CAPITAL ACQUISITION CORP., a wholly-owned subsidiary of Genesis

(“GENESIS SUB”)

AND:

MATEO MINING CORP., a privately held, Delaware corporation

(“MATEO”)

AND:	THE UNDERSIGNED PREFERRED SHAREHOLDERS OF GENESIS AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(“GENESIS PREFERRED SHAREHOLDERS”)

AND:	THE UNDERSIGNED SHAREHOLDERS OF MATEO AS LISTED ON SCHEDULE 2 ATTACHED HERETO

(“MATEO SHAREHOLDERS”)

WHEREAS:

A.                      Genesis Sub is a wholly-owned subsidiary of Genesis;

B.                      The board of directors of each of Genesis and Mateo deem it advisable and in the best interests of their respective companies and shareholders that Mateo be merged with and into Genesis Sub, with Mateo remaining as the surviving corporation under the name "Mateo Mining, Inc.";

C.                      The boards of directors of each of Genesis, Genesis Sub and Mateo have approved this Agreement and Plan of Merger (the “Agreement”) and the transactions contemplated hereby; and

D.                      The Mateo Shareholders, the Genesis Preferred Shareholders, Mateo, Genesis and Genesis Sub have approved this agreement (the “Agreement”) and the transactions contemplated hereby.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.DEFINITIONS

1.1                      Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the Genesis Shares;

(c)	“Cash Consideration” shall mean $400,000.

(d)
“Closing” means  the completion of the Transaction, in accordance with Section 8 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(e)	“Closing Date” means _______, 2009, or a date mutually agreed upon by the parties hereto;

(f)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(g)	“Genesis” has the meaning ascribed to it in the preamble to this Agreement;

(h)	“Genesis Shares” means up to 1,000,000 fully paid and non-assessable common shares of Genesis to be issued to the Mateo Shareholders on the Closing Date;

(i)	“Genesis Preferred Stock” has the meaning ascribed to it in Section 2.3;

(j)	“Genesis Preferred Shareholders” has the meaning ascribed to it in the preamble to this Agreement;

(k)
“Loss” means  any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Genesis or Mateo including damages for lost profits or lost business opportunities.

(l)	“Mateo” has the meaning ascribed to it in the preamble to this Agreement;

(m)	“Mateo Common Stock” has the meaning ascribed to it in Section 3.3;

(n)
“Mateo Shares” means the 1,000 shares of Mateo Common Stock held by the Mateo Shareholders, being all of the issued and outstanding common shares of Mateo beneficially held, either directly or indirectly, by the Mateo Shareholders;

(o)	“Mateo Shareholders” has the meaning ascribed to it in the preamble to this Agreement;

(p)	“SEC” means the United States Securities and Exchange Commission;

(q)
“Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(r)
“Tax  Return”  means  any  return,  declaration,  report,  claim  for refund, or information  return  or  statement  relating to Taxes, including any schedule or attachment  thereto,  and  including  any  amendment  thereof.

(s)	“Transaction” means the merger of Mateo into Genesis Sub and the issuance of the Genesis Shares to the Mateo Shareholders;

(t)	“1933 Act” means the United States Securities Act of 1933, as amended;

(u)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended; and,

(v)	“SEC Reports” means the periodic and current reports filed by Genesis with the SEC pursuant to the 1934 Act.

(w)	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	-	Genesis Preferred Shareholders
Schedule 2		Mateo Shareholders
Schedule 3	-	Directors and Officers of Mateo
Schedule 4	-	Directors and Officers of Genesis
Schedule 5	-	Genesis Liabilities
Schedule 5.5		Genesis Shareholders
Schedule 6	-	Mateo Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 7	-	Mateo Material Contracts and Liabilities
Schedule 8	-	Shareholder Questionnaire
Schedule 9		Mateo Employees and Consultants
Schedule 10	-	Trademarks and Patents

1.2                      Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.BASIC TRANSACTION

2.1                      Merger. On and subject to the terms and conditions of this Agreement, Mateo will merge with and into Genesis Sub (the “Merger”) at the Effective Time (as defined below).  Mateo shall be the corporation surviving the Merger (the “Surviving Corporation”).

2.2                      Effect of Merger.

(a)
General.  The Merger shall become effective on the date and at the time (the “Effective Time”) Mateo and Genesis Sub file the Certificate of Merger with the State of Nevada.  The Merger shall have the effect set forth in the Nevada Corporations Code.  Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Mateo or Genesis Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

(b)	Certificate of Incorporation. The Certificate of Incorporation of Surviving Corporation shall be the Certificate of Incorporation of Mateo immediately prior to the Effective Time.

(c)	Bylaws. The Bylaws of Surviving Corporation shall be the same Bylaws of Mateo immediately prior to the Effective Time.

(d)
Directors and Officers.  The directors and officers of Mateo shall be and remain the directors and officers of Surviving Corporation at and as of the Effective Time, each holding the office with the Surviving Corporation that he or she held with Mateo immediately prior to the Effective Time.

(e)
Conversion of Securities.  At and as of the Effective Time, the Mateo Shares shall be converted into the right to receive Genesis Shares (for each Mateo Shareholder a fractional share resulting from conversion of its aggregate holdings will be rounded up to the nearest whole share) which Genesis Shares will be issued to the Shareholders as set forth on Schedule 2.2(e).  No Mateo securities shall be deemed to be outstanding after the Effective Time of the Merger or to have any rights other than those described and provided for in this Section 2 at and after the Effective Time.

(f)
Conversion of Genesis Sub Securities.  At and as of the Effective Time, all Genesis Sub Securities held by Genesis shall be converted into 1,000 shares of common stock of the Surviving Corporation, as such are constituted immediately following the Effective Time, and shall be registered in the name of Genesis and the Surviving Corporation shall be a wholly owned subsidiary of Genesis.

(g)
Dissenting Shares.  Each outstanding Mateo share, the holder of which has not approved the Transaction or executed this Agreement and demanded and perfected its demand for payment of the fair value of its shares in accordance with the Nevada Corporations Code (“Appraisal Rights”) and has not effectively withdrawn or lost its right to such payment (“Dissenting Shares”) shall not be converted into or represent a right to receive Genesis Shares pursuant to Section 2.2(e) hereof, and the holder thereof shall be entitled only to such rights as are granted by the Appraisal Rights.  Each holder of Dissenting Shares who becomes entitled to payment for its Mateo Shares pursuant to Appraisal Rights shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights).

(h)
Effect of Merger. On the Effective Date, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Mateo and Genesis Sub; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Mateo or Genesis Sub on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Mateo or Genesis Sub, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Mateo and Genesis Sub shall be preserved unimpaired, and all liens upon the property of Mateo and Genesis Sub shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

2.3                      Effect on Genesis Preferred Stock.  Upon the terms and conditions of this Agreement, at the Effective Time, as a result of the Merger and this Agreement and without the need for any further action on the part of Genesis Sub, Genesis, Mateo or any of their respective stockholders, immediately prior to the Effective Time each share of Genesis Preferred Stock (hereinafter referred to as “Genesis Preferred Stock”) outstanding immediately prior to the Effective Time shall be deemed cancelled and converted into the right to receive a pro rata portion of the Cash Consideration.  Until properly delivered to Genesis, any certificate evidencing shares of Genesis Preferred Stock (a “Certificate”) shall be deemed for all purposes to evidence only the right to receive the consideration described in this Section 2.3.  Upon proper delivery to Genesis, the Certificate shall be deemed cancelled as of the Effective Time.

2.4                      Procedure for Exchange of Shares.  Immediately after the Effective Time, Genesis shall mail or cause to be mailed by certified mail to the former Mateo Shareholders at their addresses as they appear on the books and records of Mateo a letter of transmittal for the Mateo Shareholders to use in surrendering the certificates representing their Mateo Shares in exchange for certificates representing the Genesis Shares to which they are entitled pursuant to the conversion under Section 2.2(e) hereof.  The Genesis Shares issued to the former Mateo Shareholders shall be, as of the Effective Time, fully paid and non-assessable. The Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Legislation. All certificates representing the Genesis Shares issued on Closing when issued, will be endorsed with restrictive legends substantially in the same form as the following legend pursuant to the 1933 Act, in order to reflect the fact that these are restricted securities and will be issued to the Shareholders pursuant to applicable exemptions from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY  HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Each Shareholder agrees to fill in and execute an Accredited Investor Certificate in the form attached as Schedule 8 to this Agreement, and agrees that the representations set out in such schedule as executed by the Shareholders will be true and correct as of the Closing Date.

2.5                      Restricted Shares. Mateo and the Mateo Shareholders acknowledge that the Genesis Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all Applicable Securities Legislation.  Each Shareholder agrees that he has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. or other Applicable Securities Legislation generally. Genesis has not undertaken, and will have no obligation, to register any of the Genesis Shares under the 1933 Act.

2.6                      Exemptions. The Shareholders acknowledge that Genesis has advised such Shareholders that Genesis is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation, and, as a consequence, the Shareholders will not be entitled to certain protections, rights and remedies available under Applicable Securities Legislation, including statutory rights of rescission or damages, and the Shareholders will not receive information that would otherwise be required to be provided to the Shareholders pursuant to Applicable Securities Legislation.

3.REPRESENTATIONS AND WARRANTIES OF MATEO

Except as set forth in the disclosure schedules to be delivered to Genesis by Mateo on the date hereof (which disclosure schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3), and except as disclosed in the Financial Statements for the period from inception through June 30, 2009 (“Mateo Financial Statements”) Mateo represents and warrants to Genesis, and acknowledges that Genesis is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Genesis, as follows:

3.1                      Organization and Good Standing. Mateo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2                      Authority. Mateo has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Mateo Documents”) to be signed by Mateo and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the Mateo Documents by Mateo and the consummation of the transactions contemplated hereby have been duly authorized by Mateo’s board of directors and the Mateo shareholders. No other corporate or shareholder proceedings on the part of Mateo is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Mateo Documents when executed and delivered by Mateo will be, duly executed and delivered by Mateo and this Agreement is, and the other Mateo Documents when executed and delivered by Mateo as contemplated hereby will be, valid and binding obligations of Mateo enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3                      Capitalization of Mateo. The entire authorized capital stock and other equity securities of Mateo consists of 1,500 shares of common stock, no par value (the “Mateo Common Stock”). There are 1,000 shares of Mateo Common Stock issued and outstanding as of the date of this Agreement.  All of the issued and outstanding shares of Mateo Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the general corporate laws of the State of Nevada and its articles and bylaws.  There are no agreements to which Mateo is a party purporting to restrict the transfer of the Mateo Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Mateo Common Stock.

3.4                      Shareholders of Mateo Common Stock. The Mateo Shareholders, as listed in Schedule 1 to this Agreement, are the only registered holders of the Mateo Shares.

3.5                      Directors and Officers of Mateo. The duly elected or appointed directors and officers of Mateo are as set out in Schedule 3 to this Agreement.

3.6                      Subsidiaries. Mateo has no subsidiaries.

3.7                      Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Mateo under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mateo, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of Mateo; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Mateo or any of its material property or assets.

3.8                      Actions and Proceedings. To the best knowledge of Mateo, there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Mateo or which involves any of the business, or the properties or assets of Mateo that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Mateo taken as a whole (a “Mateo Material Adverse Effect”).

3.9                      Compliance.

(a)
To the best knowledge of Mateo, Mateo is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Mateo;

(b)
To the best knowledge of Mateo, it is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Mateo Material Adverse Effect; and

(c)
To the best knowledge of Mateo, it has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Mateo has not received any notice of any violation thereof, nor is Mateo aware of any valid basis therefore.

3.10                    Filings, Consents and Approvals. To the best knowledge of Mateo, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Mateo of the Transaction contemplated by this Agreement or to enable Mateo to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11                    Absence of Undisclosed Liabilities. Except as disclosed in this Agreement or in the QM Financial Statements, Mateo does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $50,000, which have not heretofore been paid or discharged.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.12                    Absence of Changes. Except as disclosed in this Agreement, in Schedule 6 or in the Mateo Financial Statements, since June 18, 2009, Mateo has not:

(a)
failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Mateo to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)
made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)
other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled other than to increase salaries of certain employees to market rates; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.13                    Personal Property. Mateo possess, and has good and marketable title of all property necessary for the continued operation of the business of Mateo and as presently conducted and as represented to Genesis.  All such property is used in the business of Mateo. All such property is in reasonably good operating condition, and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Mateo are owned by Mateo free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6 to this Agreement.

3.14                    Intellectual Property.  Mateo does not have any intellectual property other as disclosed on Schedule 10.

3.15                    Real Property. Mateo does not own any real property but has a month to month lease on its office space. Each of the leases, subleases, claims, capital expenditures, Taxes or other real property interests (collectively, the “Leases”) to which Mateo is a party or is bound, as set out in Schedule 6 to this Agreement, is legal, valid, binding, enforceable and in full force and effect in all material respects.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms on the Closing Date.  Mateo has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.16                    Material Contracts and Transactions. Schedule 7 to this Agreement lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Mateo is a party (each, a “Contract”).  The continuation and validity of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.17                    Certain Transactions. Mateo is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.18                    No Brokers. Mateo has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement, although Mateo has an agreement with Alexander Dunham for Capital Raising Services and M&A consulting.

3.19                    Completeness of Disclosure. No representation or warranty by Mateo in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Genesis pursuant hereto contains or will contain any untrue statement of a material fact.

3.20                    Financial Condition. Mateo has delivered unaudited financial information to Genesis regarding its operations for the period from inception through June 30, 2009, which information is true in all material respects.

4.      REPRESENTATIONS AND WARRANTIES OF MATEO SHAREHOLDERS

Each of the Mateo Shareholders (the “Securityholders”), where applicable, represent and warrant to Genesis and Genesis Sub, and acknowledges that Genesis and Genesis Sub are relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Genesis or Genesis Sub, as follows:

(a)
Each Securityholder is the registered and beneficial owner of the number of Mateo Shares or Options listed next to his or her name in Schedule 1 to this Agreement and each Securityholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of Mateo;

(b)
Each Securityholder party to this Agreement has completed and executed an Accredited Investor Certificate in the form attached as Schedule 7 to this Agreement, and agrees that the representations set out in such schedule as executed by such Securityholder are true as of the date of this Agreement and will be true and correct as of the Closing Date;

(c)	Schedule 2 to this Agreement contains a true and complete list of each Securityholder’s name and address;

(d)
Immediately prior to and at the Closing, the Securityholder shall be the legal and beneficial owner of the number of Mateo Shares or Options listed next to his or her name in Schedule 1 to this Agreement and on the Closing Date, the Securityholder shall transfer to Genesis the Mateo Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(e)
There are no written instruments, buy-sell agreements, voting agreements or other agreements by and between or among Mateo, the Securityholder or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to Mateo Shares or the ownership thereof; and

(f)
Each of the Securityholders has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Securityholders hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by such party pursuant to the provisions hereof.

5.REPRESENTATIONS AND WARRANTIES OF GENESIS, GENESIS SUB AND THE GENESIS PREFERRED SHAREHOLDERS

Each of Genesis, Genesis Sub and the Genesis Preferred Shareholders jointly and severally represent and warrant to Mateo and the Mateo Shareholders and acknowledges that Mateo and the Mateo Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Mateo or the Mateo Shareholders, as follows:

5.1                      Organization and Good Standing. Each of Genesis and Genesis Sub are duly incorporated, organized, validly existing and in good standing under the laws of the state of their respective incorporation, and have all requisite corporate power and authority to own, lease and to carry on their respective business as now being conducted.

5.2                      Authority.  Each of Genesis, Genesis Sub and the Genesis Preferred Shareholders have all requisite corporate power and authority to consummate the Transaction and to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Genesis Documents”) to be signed by each of Genesis, Genesis Sub and the Genesis Preferred Shareholders and to perform their respective obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Genesis Documents by each of Genesis, Genesis Sub and the Genesis Preferred Shareholders and the consummation by each of Genesis, Genesis Sub and the Genesis Preferred Shareholders of the Transaction contemplated hereby have been duly authorized by their respective boards of directors and shareholders of Genesis Sub and no other corporate or shareholder proceedings on the part of Genesis, Genesis Sub or the Genesis Preferred Shareholders is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Genesis Documents when executed and delivered by each of Genesis, Genesis Sub and the Genesis Preferred Shareholders as contemplated by this Agreement will be, duly executed and delivered by each of Genesis, Genesis Sub and the Genesis Preferred Shareholders and this Agreement is, and the other Genesis Documents when executed and delivered by each of Genesis, Genesis Sub and the Genesis Preferred Shareholders, as contemplated hereby will be, valid and binding obligations of Genesis, Genesis Sub and the Genesis Preferred Shareholders, respectively, enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and,

(c)	as limited by public policy.

5.3                      Private Placement. Concurrent with the closing of this Agreement, Genesis will conduct and complete a private placement of convertible promissory notes for gross proceeds of up to $4,000,000. As a condition to the transaction, Genesis shall raise a minimum of at least $400,000.

5.4                      Maximum Liabilities. Immediately prior to Closing, Genesis will not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which have not been paid or discharged at that time.

5.5                      Capitalization of Genesis. The entire authorized capital stock and other equity securities of Genesis consist of 500,000,000 shares of common stock with a par value of $0.001 (the “Genesis Common Stock”), and 10,000,000 shares of Preferred Stock. As of the date of this Agreement, there are 10,048 shares of Genesis Common Stock issued and outstanding, 5,000,000 shares of Series A Preferred Stock outstanding and 5,000,000 shares of Series B Preferred Stock outstanding.  Genesis will have issued and outstanding no more than 1,010,048 shares of Genesis Common Stock immediately after the issuance of the Genesis Shares as contemplated by this Agreement and up to 16,666,667 shares of Genesis Common Stock sold in the private placement referred to in section 5.3 of this Agreement.  Neither Genesis nor any of its representatives have received any formal or informal notification from FINRA or other official party or representative that that Genesis common stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board.  A complete list of all persons or entities holding Genesis as shown on the stockholder records of Genesis is set forth in Schedule 5.5.

5.6                      That all of the issued and outstanding shares of Genesis Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.  Other than the share issuances contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Genesis to issue any additional shares of Genesis Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Genesis any shares of Genesis Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Genesis Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Genesis Common Stock.

5.7                      Directors and Officers of Genesis. The duly elected or appointed directors and the duly appointed officers of Genesis are as listed on Schedule 3 to this Agreement.

5.8                      Corporate Records of Genesis. The corporate records of Genesis, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of Genesis is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Genesis.

5.9                      Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Genesis under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Genesis or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Genesis; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Genesis or any of its material property or assets.

5.10                     Validity of Genesis Shares. The Genesis Shares to be issued to the Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.  .

5.11                     Actions and Proceedings. To the best knowledge of Genesis, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Genesis, threatened against Genesis which involves any of the business, or the properties or assets of Genesis that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Genesis taken as a whole (an “Genesis Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such an Genesis Material Adverse Effect.

5.12                     Compliance.

(a)
To the best knowledge of Genesis, Genesis is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Genesis;

(b)
To the best knowledge of Genesis, Genesis is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute an Genesis Material Adverse Effect;

(c)
Genesis has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Genesis, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)
Genesis has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Genesis has not received any notice of any violation thereof, nor is Genesis aware of any valid basis therefore.

5.13                     Filings, Consents and Approvals. Genesis will conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority or other person that is necessary for the consummation by Genesis of the Transaction contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.14                    SEC Filings. Genesis has furnished or made available to Mateo and the Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Genesis with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Genesis SEC Documents”). Genesis has filed all SEC Reports required by it to be filed with the SEC and such reports filed in the 12-month period prior to the Closing Date have been filed timely or within any period of extension for filing allowed under applicable rules.  As of their respective dates, the Genesis SEC Documents complied in all material respects with the applicable requirements and regulations of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Genesis SEC Documents.  All filings by Genesis with the SEC have contained information which is true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or which could have a material adverse effect on Genesis.  Genesis is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

5.15                    Absence of Undisclosed Liabilities. Except as disclosed in this Agreement, Genesis does not have any material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $10,000, which have not heretofore been paid or discharged.

5.16                    Absence of Certain Changes or Events. Since December 31, 2008, there has not been:

(a)	a Genesis Material Adverse Effect; or

(b)	any material change by Genesis in its accounting methods, principles or practices.

5.17                    No Subsidiaries. Genesis does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

5.18                    Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Genesis, except as disclosed in the Genesis SEC Documents.

5.19                    Employees and Consultants. Genesis does not have any employees or consultants, except as disclosed in the Genesis SEC Documents.

5.20                    Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Genesis is a party.

5.21                    No Brokers. Genesis has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

5.22                    Certain Transactions. Genesis is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

5.23                    Completeness of Disclosure. No representation or warranty by Genesis in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Mateo pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.24                    Tax Matters.

(a)
Genesis has filed all Tax Returns that is was required to file under applicable laws and regulations.  All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations.  All Taxes due and owing by Genesis (whether or not shown on any Tax Return) have been paid.  No claim has ever been made by an authority in a jurisdiction where Genesis does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are not Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Genesis.

(b)
Genesis has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

5.25                    SEC Comments.  Except as provided to Mateo, Genesis has received no comments from SEC with respect to its SEC Reports filed with the SEC.

6.      REPRESENTATIONS AND WARRANTIES OF GENESIS PREFERRED SHAREHOLDERS

Each of the Genesis Preferred Shareholders (the “Preferred Securityholders”), where applicable, represent and warrant to Mateo, and acknowledges that Mateo is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Mateo, as follows:

(a)           Each Preferred Securityholder is the registered and beneficial owner of the number of Genesis Preferred Shares listed next to his or her name in Schedule 1 to this Agreement and each Preferred Securityholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of Genesis;

(b)           Schedule 2 to this Agreement contains a true and complete list of each Preferred Securityholder’s name and address;

(d)
Immediately prior to and at the Closing, the Preferred Securityholder shall be the legal and beneficial owner of the number of Genesis Preferred Shares listed next to his or her name in Schedule 2 to this Agreement and on the Closing Date, the Preferred Securityholder shall deliver to Mateo the Genesis Preferred Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(e)
There are no written instruments, buy-sell agreements, voting agreements or other agreements by and between or among Genesis, the Preferred Securityholders or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to Genesis Preferred Shares or the ownership thereof; and

(f)
Each of the Preferred Securityholders has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Preferred Securityholders hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by such party pursuant to the provisions hereof.

7.CLOSING CONDITIONS

7.1                      Conditions Precedent to Closing by Genesis. The obligation of Genesis to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of Genesis and may be waived by Genesis in its sole discretion.

(a)
Representations and Warranties. The representations and warranties of Mateo and the Mateo shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Mateo will have delivered to Genesis a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Mateo in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that Mateo and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Transaction Documents. This Agreement, the Mateo Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Genesis, will have been executed and delivered to Genesis by Mateo.

(d)	Secretary’s Certificate – Mateo. Mateo will have delivered to Genesis a certificate from the Secretary of Mateo attaching:

(i)	a copy of Mateo’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and,

(ii)	copies of resolutions duly adopted by the board of directors of Mateo approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)
Third Party Consents. Mateo will have delivered to Genesis duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Genesis.

(f)	Regulatory Approvals and Consents. Mateo will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to Genesis.

(g)	No Material Adverse Change. No Mateo Material Adverse Effect will have occurred since the date of this Agreement.

(h)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or,

(ii)	cause the Transaction to be rescinded following consummation.

(i)	No investigation or inquiry will be pending from the Securities and Exchange Commission or FINRA.

(j)
Due Diligence. As attested by written notice of satisfactory completion to Mateo from Genesis, Genesis and its solicitors will be reasonably satisfied with their due diligence investigation of Mateo that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Mateo or the Shareholders that are reasonably germane to the Transaction,

(ii)	a physical inspection of the assets of Mateo by Genesis or its representatives, and,

(iii)	title to the material assets of Mateo.

(k)	Mateo will have delivered substantive information about its assets and personnel satisfactory to Genesis for completion of its public disclosure of the Transaction details.

(l)
Compliance with Securities Laws. Mateo will have delivered evidence satisfactory to Genesis that the Mateo Shares issuable in the Transaction will be issuable without registration pursuant to the 1933 Act and the Applicable Securities Legislation in reliance on an exemption from the registration requirements of the 1933 Act and the Applicable Securities Legislation.

(m)	Mateo will have delivered the Mateo Financial Statements.

(n)	Mateo will have delivered the Cash Consideration to the Genesis Preferred Shareholders.

(o)	Mateo will have delivered all requisite information to Genesis required to prepare the Form 8-K to be filed with the SEC within 4 business days after the Effective Time

7.2                      Conditions Precedent to Closing by Mateo and the Mateo Shareholders. The obligation of Mateo and the Shareholders to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified.  The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of Mateo and the Shareholders and may be waived by Mateo and the Shareholders in their discretion.

(a)
Representations and Warranties. The representations and warranties of Genesis, Genesis Sub and the Genesis Preferred Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Genesis, Genesis Sub and the Genesis Preferred Shareholders will have delivered to Mateo a certificate dated the Closing Date, to the effect that the representations and warranties made by Genesis, Genesis Sub and the Genesis Preferred Shareholders in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that Genesis is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Genesis and Genesis Sub must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Private Placement.  Concurrent with the closing of this Agreement, Genesis will have conducted and completed private placement sales of units of convertible promissory notes for gross proceeds of at least $400,000.

(d)	Compliance. Upon the closing of this Agreement, Genesis will be in compliance with its reporting requirements under the 1934 Act.

(e)
Transaction Documents. This Agreement, the GENESIS  Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Mateo, will have been executed and delivered to Mateo by Genesis, Genesis Sub and the Genesis Preferred Securityholders.

(f)	Secretary’s Certificate - Genesis and Genesis Sub. Each of Genesis and Genesis Sub will have delivered to Mateo a certificate from their respective Secretary attaching:

(i)	a copy of the articles of incorporation, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)
copies of resolutions duly adopted by the boards of directors of Genesis and Genesis Sub and copies of consents of the shareholder of Genesis Sub approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(g)
Genesis and Genesis Sub shall have delivered to Mateo minutes of meetings, written consents or other evidence satisfactory to Mateo that the board of directors of Genesis and Genesis Sub have approved this Agreement and the Plan of Merger and Genesis, as sole stockholder of Genesis Sub, has approved the Plan of Merger and Certificate of Merger.  On the Closing Date, Mateo and Genesis Sub are taking all actions reasonably required to promptly file with the Secretary of State of the State of Nevada the Certificate of Merger.

(h)	No Material Adverse Change. No Genesis Material Adverse Effect will have occurred since the date of this Agreement.

(i)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or

(ii)	cause the Transaction to be rescinded following consummation.

(j)	No investigation or inquiry will be pending from the Securities and Exchange Commission or FINRA with respect to Genesis, Genesis Sub or the Genesis Preferred Securityholders.

(k)
Outstanding Shares. Genesis will have issued and outstanding no more than 1,010,048 shares of Genesis Common Stock immediately after the issuance of the Genesis Shares as contemplated by this Agreement.

(l)	Regulatory Approvals and Consents. Genesis will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to Mateo.

(m)	Public Market. On the Closing Date, the shares of Genesis Common Stock will be quoted on the OTC Bulletin Board.

(n)
Due Diligence. As attested by written notice of satisfactory completion to Genesis from Mateo, Mateo and its accountants will be reasonably satisfied with their due diligence investigation and review of the Genesis SEC Documents, and the contents thereof, prepared in accordance with the United States generally accepted accounting principles applied in a manner consistent with prior periods.

(o)
Genesis Debts.  Genesis will have provided evidence that it has satisfied or will otherwise provide for payment of all material debt on its books and accounts payable including, but not limited to the Genesis Liabilities set forth on Schedule 5 to this Agreement.

7.3                      Notification of Financial Liabilities. Mateo will immediately notify Genesis in accordance with Section 11.6 hereof, if Mateo receives any advice or notification from its independent certified public accounts that Mateo has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Mateo, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

7.4                      Access and Investigation. Between the date of this Agreement and the Closing Date, Mateo, on the one hand, and Genesis, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)
furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

7.5                      Confidentiality.

(a)
All information regarding the business of Mateo including, without limitation, financial information that Mateo provided to Genesis will be kept in strict confidence by Genesis and will not be given to any other person or party or used (except in connection with due diligence and except as required to file a news release and 8-K disclosure regarding the transaction to the public after the Closing), dealt with, exploited or commercialized by Genesis or disclosed to any third party (other than Genesis’s professional accounting and legal advisors) without the prior written consent of Mateo. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Mateo, Genesis will immediately return to Mateo (or as directed by Mateo) any information received regarding Mateo’s business, including copies thereof. Likewise, all information regarding the business of Genesis including, without limitation, financial information that Genesis provides to Mateo during its due diligence investigation of Genesis will be kept in strict confidence by Mateo and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Mateo or disclosed to any third party (other than Mateo’s professional accounting and legal advisors) without Genesis’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Genesis, Mateo will immediately return to Genesis (or as directed by Genesis) any information received regarding Genesis’s business.  Each party will provide an affidavit to the other that all documents were returned.

(b)
Genesis and Mateo acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, such consent will not be unreasonably withheld.

(c)
Mateo acknowledges and agrees to neither trade nor allow any of its employees or agents to trade in the securities of Genesis while in possession of material information about Genesis that has not been publicly disclosed.

(d)	Genesis acknowledges and agrees that it has previously executed a non-disclosure agreement with Mateo and that it will continue to be obligated by the terms of that non-disclosure agreement.

7.6                      Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.7                      Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, but in no event later than July 31, 2009, Mateo and Genesis will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Mateo or Genesis, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

7.8                      Conduct of Mateo and Genesis Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that Genesis otherwise consents in writing, Mateo will operate their respective business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Mateo otherwise consents in writing, Genesis will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.9                      Full Disclosure Requirement. Mateo acknowledges that Genesis is required to file with the SEC upon Closing a Current Report on Form 8-K which includes discussion of all aspects of its business, financial affairs, risks and its management. Mateo and the Mateo Shareholders will cooperate fully in providing Genesis with all information and documentation reasonably requested.

7.10                     Certain Acts Prohibited – Mateo. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Mateo will not, without the prior written consent of Genesis:

(a)	amend its articles, bylaws or other incorporation documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Mateo except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Mateo property or assets, except in the ordinary course of business consistent with past practice;

(d)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Mateo Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Mateo Common Stock;

(f)	split, combine or reclassify any Mateo Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Mateo Common Stock; or,

(g)
materially increase benefits or compensation expenses of Mateo, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

7.11                    Certain Acts Prohibited - Genesis.  Between the date of this Agreement and the Closing Date, Genesis will not, without the prior written consent of Mateo:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Genesis except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Genesis property or assets except in the ordinary course of business consistent with past practice;

(c)
materially increase benefits or compensation expenses of Genesis, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person; or

(d)
issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock), of Company;

7.12                    Public Announcements. Until the Closing Date, Genesis and Mateo each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Mateo acknowledges that Genesis must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Genesis in meeting its obligations.

8.CLOSING

8.1                      Closing. The Closing will take place on the Closing Date at the offices of the lawyers for Genesis or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Mateo and Genesis, provided such undertakings are satisfactory to each party’s respective legal counsel.

8.2                      Closing Deliveries of Mateo. At Closing, Mateo will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Genesis:

(a)
copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Mateo evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)	all certificates and other documents required by Section 7.1 of this Agreement;

(c)	a certificate of an officer of Mateo, dated as of Closing, certifying that:

(i)	each respective covenant and obligation of Mateo has been complied with, and

(ii)	each respective representation, warranty and covenant of Mateo is true and correct at the Closing as if made on and as of the Closing; and

(d)	the Mateo Documents and any other necessary documents, including the Certificate of Merger, each duly executed by Mateo, as required to give effect to the Transaction.

(e)	The Cash Consideration.

8.3                      Closing Deliveries of Genesis, Genesis Sub and Genesis Preferred Securityholders. At Closing, Genesis, Genesis Sub and the Genesis Preferred Securityholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Mateo:

(a)
copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Genesis and Genesis Sub evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)	all certificates and other documents required by Section 6.2 of this Agreement;

(c)	a certificate of an officer of each of Genesis and Genesis Sub, dated as of Closing, certifying that:

(i)	each covenant and obligation of Genesis and Genesis Sub, respectively has been complied with, and

(ii)	each representation, warranty and covenant of Genesis and Genesis Sub, respectively, is true and correct at the Closing as if made on and as of the Closing; and

(d)	copies of resolutions of the board of directors of Genesis appointing Lee Rice as Chief Executive Officer and President of Genesis;

(e)
copies of resolutions of the board of directors of Genesis appointing Lee Rice, Robert Barry Howie, Steve Gorin, Mitch Tannenbaum, Larry Rentz, William Tehan, Robert Edwards, William Lamarque, Lochlann Toolin, and Mark D. Klok as directors of Genesis;

(f)
copy of the Securities and Exchange Commission Form 14F-1 to be filed with the Securities and Exchange Commission on behalf of Genesis reflecting the applicable changes in the Company as a result of the transactions contemplated hereby.

(g)
the GENESIS  Documents and any other necessary documents, including the Certificate of Merger each duly executed by Genesis and Genesis Sub, as applicable, as required to give effect to the Transaction;

9.TERMINATION

9.1                      Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Genesis and Mateo;

(b)
Genesis, if there has been a material breach by Mateo or any Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Mateo or any Shareholder that is not cured, to the reasonable satisfaction of Genesis, within ten business days after notice of such breach is given by Genesis (except that no cure period will be provided for a breach by Mateo or any Shareholders that by its nature cannot be cured);

(c)
Mateo, if there has been a material breach by Genesis of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Genesis that is not cured, to the reasonable satisfaction of Mateo, within ten business days after notice of such breach is given by Mateo (except that no cure period will be provided for a breach by Genesis that by its nature cannot be cured);

(d)
Genesis or Mateo, if the Transaction contemplated by this Agreement has not been consummated prior to October __, 2009 [90 days of signing] unless Genesis and Mateo agree to extend such date in writing; or

(e)	Genesis or Mateo, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

9.2                      Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1 hereto, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations; and,

10.INDEMNIFICATION, REMEDIES, SURVIVAL

10.1                    Certain Definitions. For the purposes of this Section 10, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $5,000, but excluding any indirect, consequential or punitive damages suffered by Genesis or Mateo including damages for lost profits or lost business opportunities.

10.2                    Mateo Indemnity. Mateo will indemnify, defend, and hold harmless Genesis and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Genesis and its shareholders by reason of, resulting from, based upon or arising out of:

(a)
any misrepresentation, misstatement or breach of warranty of Mateo contained in or made pursuant to this Agreement, any Mateo Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)
the breach or partial breach by Mateo of any covenant or agreement of Mateo made in or pursuant to this Agreement, any Mateo Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3                    Mateo Shareholder Indemnity.  The Mateo Shareholders, severally and not jointly, will and do hereby indemnify, defend and hold harmless Genesis and Genesis Sub and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Genesis or Genesis Sub and their respective shareholders by reason of, resulting from, based upon or arising out of any breach by the Mateo Shareholders of Section 2.2 of this Agreement; or any misstatement, misrepresentation or breach of the representations and warranties made by the Mateo Shareholder contained in or made pursuant to the certificate set out in Schedule 8, as applicable, to this Agreement, executed by each Shareholder as part of this Agreement.

10.4                    Genesis, Genesis Sub and Genesis Preferred Securityholder Indemnity.  Each of Genesis, Genesis Sub and the Genesis Preferred Securityholders will indemnify, defend, and hold harmless Mateo and the Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Mateo and the Shareholders by reason of, resulting from, based upon or arising out of:

(a)
any misrepresentation, misstatement or breach of warranty of Genesis, Genesis Sub or Genesis Preferred Securityholder, respectively contained in or made pursuant to this Agreement, any Genesis Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Genesis, Genesis Sub or Genesis Preferred Securityholder of any covenant or agreement of Genesis, Genesis Sub or Genesis Preferred Securityholder, respectively, made in or pursuant to this Agreement, any Genesis Document or any certificate or other instrument delivered pursuant to this Agreement.

11.GENERAL

11.1                    Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until two (2) years after the Closing Date.

11.2                    Further Assurances and Provision of Information. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Mateo and the Mateo Shareholders agree to provide such information as requested by Genesis in a timely manner prior to closing, and allow Genesis and its representatives free access to all books, records, and other information of Mateo and to their personnel and advisors.

11.3                    Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4                    Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

11.5                    Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6                    Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes.  All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

11.7                    Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8                    Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9                    Assignment. This Agreement may not be assigned (except by operation of law) by any party without the express, written approval of the other parties to this Agreement, such approval will not be unreasonably withheld by any of the parties to this Agreement.

11.10                  Force Majeure.  The obligations of the parties and the timeframes established pursuant to this Agreement will be suspended to the extent and for the period that performance hereunder is prevented by factors beyond any of the parties’ reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of god, laws, regulations, orders, proclamations or requests of any governmental or regulatory authority, inability to obtain on reasonable terms required permits, licenses or other authorizations, or any other matter similar to the above.

11.11                  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein and the courts thereof will have non-exclusive jurisdiction over any disputes relating hereto.

11.12                  Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

11.13                  Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.14                  Facsimile Execution. This Agreement may be executed by delivery of executed signature pages by fax or other electronic transmission and such fax or electronic execution will be effective for all purposes.

11.15                  Independent Legal Advice.  All Shareholders confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of Mateo, Genesis, Genesis Sub or their respective advisors respecting the legal effects of this Agreement.

11.16                  Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

 GENESIS CAPITAL CORPORATION OF NEVADA (a Nevada corporation)

By:
Authorized Signatory
Name:
Title:

MATEO, INC. (a private Delaware corporation)

By:	/s/ Mark Klok
Authorized Signatory
Name: Mark Klok
Title: President

GENESIS CAPITAL ACQUISITON CORP. (a private Nevada corporation)

By:
       Name:
       Title:

THE MATEO SHAREHOLDERS

/s/ Mark D. Klok
Mark D. Klok

Rock Consulting LLC

By:   /s/ Timothy Rock
Name: Timothy Rock
Title:

/s/ Manuel Rendon
Manuel Rendon

/s/ Alex DeRoberts
Alex DeRoberts

Hidalgo Mining Corporation

By:   /s/ Mark Klok
Name: Mark Klok
Title:

THE GENESIS PREFERRED SECURITYHOLDER

/s/ Christopher Astrom
Christopher Astrom

SCHEDULE 1

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, Mateo AND GENESIS SUB
Mateo Shareholders

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Agreement and Plan of Merger)	Number of Mateo Shares held before Closing	Number of Genesis Shares to be received on Closing
Mark D. Klok	_____________________	400	40,000,000
Rock Consulting LLC 310 Greenwich Street Suite 17L New York, NY, 10013	By: _________________ Name: Title:	400	40,000,000
Manuel Rendon	____________________	50	5,000,000
Alex DeRoberts	____________________	50	5,000,000
Hidalgo Mining Corporation P.O. Box 1527 Port Washington, NY 11050	By: _________________ Name: Mark Klok Title:	100	10,000,000
Total		1,000	100,000,000

SCHEDULE 2

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB
Genesis Shareholders

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Agreement and Plan of Merger)	Number of Genesis Shares held before Closing	Number of Genesis Shares held after Closing
Christopher Astrom		5,000,000 shares of Series A Preferred Stock 5,000,000 shares of Series B Preferred Stock 978 shares of common stock	0 Preferred Shares; 978 common shares
Richard Astrom		505 shares of common stock	505 shares of common stock
Total			12,483 shares of common stock

SCHEDULE 3

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB

Directors And Officers Of Mateo

Name and Positions held

Mark Klok, Sole Director & CEO

SCHEDULE 4

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB

Directors And Officers Of Genesis

Name and Positions held

Christopher Astrom – President, CEO and director

Richard S. Astrom – Secretary, Treasurer and director

SCHEDULE 5

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB

Genesis Liabilities

$33,000.00

SCHEDULE 5.5

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB
Complete list of Stockholders of Genesis

SCHEDULE 6

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB
Mateo Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests

Leases and Subleases:  Nil

Claims: Nil

Capital Expenditures: Nil

Taxes: Nil

Property Interests: Nil

Equipment Leases: Nil

SCHEDULE 7
TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB

 Mateo Material Contracts and Liabilities

  Material Contracts:

Liabilities:

1.           Legal Fees, invoiced as of August 6, 2009 in the amount of  $62,000 contingent upon closing

2.           Professional fees invoiced as of August 6, 2009 in the amount of $________ payable to independent auditing firm for preparation and audit of financial statements of Mateo.

SCHEDULE 8

TO THE AGREEMENT AND PLAN OF MERGER DATED AUGUST 7, 2009 AMONG GENESIS, MATEO AND GENESIS SUB
Form of Purchaser Questionnaire

CONFIDENTIAL PURCHASER QUESTIONNAIRE

GENESIS CAPITAL CORPORATION OF NEVADA

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR COMPLETED SUBSCRIPTION AGREEMENT IN CONNECTION WITH YOUR PROSPECTIVE RECEIPT OF SECURITIES FROM GENESIS CAPITAL COPORATION OF NEVADA (THE “COMPANY”).

THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE.  NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Subscription Agreement between Genesis Capital Corporation of Nevada and the subscriber signatory thereto (the “Subscription Agreement”).

(1)           The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation.  In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D
The undersigned is a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

Category E	The undersigned is a private business development company as defined in section 202(a) (22) of the Investment Advisors Act of 1940 (describe entity).

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000 (describe entity).

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation  506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this Purchaser Questionnaire (describe entity).

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the applicable Closing (as defined in the Memorandum) in the event that the representations and warranties in this Purchaser Questionnaire shall cease to be true, accurate and complete.

(2)           Suitability (please answer each question)

(a)	For an individual, please describe your current employment, including the company by which you are employed and its principal business:

(b)	For an individual, please describe any college or graduate degrees held by you:

(c)	For all subscribers, please list types of prior investments:

(d)	For all subscribers, please state whether you have you participated in other private placements before:

YES	NO

(e)	If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies
Frequently
Occasionally
Never

(f)	For individuals, do you expect your current level of income to significantly decrease in the foreseeable future?

YES	NO

(g)	For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future?

YES	NO

(h)
For all subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?

YES	NO

(i)	For all subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to purchase?

YES	NO

(j)	For all subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES	NO

(3)           Manner in which title is to be held: (circle one)

(a)           Individual Ownership
(b)           Community Property
(c)           Joint Tenant with Right of Survivorship (both parties must sign)
(d)           Partnership
(e)           Tenants in Common
(f)           Company
(g)           Trust
(h)           Other

(4)           FINRA Affiliation.

Are you affiliated or associated with an FINRA member firm (please check one):

YES	NO

If Yes, please describe how you are affiliated/associated:

_________________________________________________________
_________________________________________________________
_________________________________________________________

*If subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the FINRA Conduct Rules.

_________________________________
Name of FINRA Member Firm

By: ______________________________
Authorized Officer

Date: ____________________________

(5) For Trust Subscribers

A. Certain trusts generally may not qualify as accredited investors except under special circumstances.  Therefore, if you intend to purchase the shares of the Company’s stock in whole or in part through a trust, please answer each of the following questions.

Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

Yes ☐                                         No ☐

Does this investment in the Company exceed 10% of the trust assets?

Yes ☐                                         No ☐

B. If the trust is a revocable trust, please complete Question 1 below.  If the trust is an irrevocable trust, please complete Question 2 below.

1.           REVOCABLE TRUSTS

Can the trust be amended or revoked at any time by its grantors:

Yes ☐                                         No ☐

If yes, please answer the following questions relating to each grantor (please add sheets if necessary):

Grantor Name: _________________________

Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles exceeds $1,000,000?

Yes ☐                                         No ☐

OR

Income (exclusive of any income attributable to spouse) was in excess of $200,000 for 2007 and 2008 and is reasonably expected to be in excess of $200,000 for 2009?

Yes ☐                                         No ☐

OR

Income (including income attributable to spouse) was in excess of $300,000 for 2007 and 2008 and is reasonably expected to be in excess of $300,000 for 2009?

Yes ☐                                         No ☐

2.           IRREVOCABLE TRUSTS

If the trust is an irrevocable trust, please answer the following questions:

Please provide the name of each trustee:

Trustee Name: ________________________________________

Trustee Name: ________________________________________

Does the trust have assets greater than $5 million?

Yes ☐                                         No ☐

Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company?

Yes ☐                                         No ☐

Indicate how often you invest in:

Marketable Securities

Often ☐                      Occasionally ☐                                Seldom ☐                      Never ☐

Restricted Securities

Often ☐                      Occasionally ☐                                Seldom ☐                      Never ☐

Venture Capital Companies

Often ☐                      Occasionally ☐                                Seldom ☐                      Never ☐

The undersigned has been informed of the significance to the Company of the foregoing representations and answers contained in this Confidential Purchaser Questionnaire and such representations and answers have been provided with the understanding that the Company and the Selling Agent will rely on them.

Individual

Date: _______________________

______________________________
Name of Individual
(Please type or print)

_______________________________
Signature of Individual

_______________________________
Name of Joint Owner
(Please type or print)

_______________________________
Signature (Joint Owner)

Partnership, Corporation or
Other Entity

Date: ________________________	_______________________________
Print or Type Entity Name

By: Name:_______________________
Print or Type Name

Title: ___________________________

________________________________
Signature

Title: ___________________________
______________________________
Signature (other authorized signatory)